UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 13, 2011
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CHROMCRAFT REVINGTON, INC.
(Exact name of registrant as specified in its charter)
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Delaware	1-13970	35-1848094
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1330 Win Hentschel Boulevard, Suite 250, West Lafayette, Indiana	47906
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (765) 807-2640
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On May 17, 2011, Chromcraft Revington, Inc. (the “Company”) issued a press release announcing financial results for the quarter ended April 2, 2011.  The press release is furnished with this report as Exhibit 99.1.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of stockholders on May 13, 2011.  The final voting results relating to the matters voted on at the 2011 annual meeting of stockholders are set forth below.

1.           The five persons nominated to serve as directors of the Company received the following number of votes and were elected as directors, with each to serve a term expiring at the Company’s 2012 annual meeting of stockholders and until his successor is duly elected and qualified:

NAME	FOR	WITHELD	BROKER NON-VOTES

Ronald H. Butler	3,152,048	698,811	2,093,322

David L. Kolb	3,152,648	698,211	2,093,322

Larry P. Kunz	3,152,248	698,611	2,093,322

Theodore L. Mullett	3,152,748	698,111	2,093,322

John D. Swift	3,152,648	698,211	2,093,322

2.           The appointment of McGladrey & Pullen, LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2011 was ratified by the following stockholder vote:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES

5,904,740	6,294	33,147	-0-

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release of the Company dated May 17, 2011

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 19, 2011

CHROMCRAFT REVINGTON, INC.

By:	/s/ James M. La Neve
James M. La Neve
Vice President and
Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of the Company dated May 17, 2011